Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Teradata Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2011 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Dated: November 4, 2011	/s/ Michael F. Koehler
Michael F. Koehler
President and Chief Executive Officer

Dated: November 4, 2011	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Teradata Corporation and will be retained by Teradata Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.